SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 27, 2004

(Date of earliest event reported)

August 27, 2004

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

46545

              (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 27, 2004, St. Joseph Capital Corporation issued a press release announcing its wholly owned subsidiary, St. Joseph Capital Bank, is expanding its institutional banking business line.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

991. Press release dated August 27, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST JOSEPH CAPITAL CORPORATION

Dated:  August 27, 2004

By:

/s/ Mark E. Secor

Mark E. Secor

Senior Vice President and Chief Financial

Officer

8-K FD Disclosure.DOC

News Release

Contacts:

John Rosenthal 574-273-9700

Mark Secor 800-890-2798

Fax:  574-243-9670

E-mail: jrosenthal@sjcb.com

             msecor@sjcb.com

St. Joseph Capital Corporation Announces Expansion of Existing Business Line

Mishawaka, Indiana – August 27, 2004 – St. Joseph Capital Corporation (Nasdaq SC:SJOE) today announced that its wholly owned subsidiary, St. Joseph Capital Bank, has won new deposit and cash management relationships with several institutional clients within its market area thereby expanding its base of clients within its cash management business line. These new banking relationships are expected to move to St Joseph Capital Bank beginning in the fourth quarter of 2004.

Founded as a niche bank in 1997, St. Joseph Capital Bank has focused on the corporate and institutional banking market since inception.  The addition of these new clients is consistent with the mission and strategy of the Company.

Commenting on this announcement, John W. Rosenthal, chairman, president and chief executive officer said, “The Company’s ongoing commitment to expand this business line by the acquisition of these new clients is an important development for us and will potentially allow us to accelerate our historic growth pattern.  We are grateful that these new clients, along with our existing clients, place their trust in our ability to serve their banking needs.”

St. Joseph Capital Bank is a strong, local community bank with a history of superior asset quality and capital strength.  These attributes, combined with a reputation for outstanding service to their target clients and long-standing ties to the Michiana area, have facilitated the steady growth of the Company in the past 7½ years to over $313 million in total assets as of June 30, 2004.

Commenting further, Chairman Rosenthal said, “We believe that these strategically important cash management relationships will help St. Joseph Capital Bank continue to expand its corporate and institutional banking business and provide additional opportunities in our other business lines.”

St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their web site, www.sjcb.com.  St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by St. Joseph Capital Corporation with the Securities and Exchange Commission. St. Joseph Capital Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

8-K FD Disclosure.DOC